Exhibit 10.19

                 Professional Services Agreement By And Between

                           Faber West Construction and

                              Execute Sports, Inc.

This Professional Services Agreement (the "Agreement") is made and effective this May 15, 2005 by and between Faber West Construction, a __________ corporation ("Faber") with offices located at ____________ and Execute Sports, Inc., a Nevada Corp, ("Execute Sports") with its offices located at 1284 Puerta Del Sol, San Clemente, CA 92673.

WHEREAS, Execute Sports desires for Faber to provide it with design and contract work related to the development and construction of its trade show booth equipment at industry trade shows that it chooses to participate in,

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises set forth herein, the parties agree to the forgoing terms and conditions:

1.       SERVICES

Faber agrees to consult with Execute Sports regarding the development of trade show booths and related equipment, and to provide it with its expertise in the construction and set-up of said trade show booths (hereinafter referred to as the "Services"). Execute Sports agrees that Faber shall have ready access to Execute Sports' staff and resources as necessary to perform the Faber's services provided for by this contract.

2.       CONSULTING AND SERVICES PERIOD

2.1.     Basic Term

     Execute Sports hereby retains Faber and Faber agrees to render to the Execute Sports those services described Section 1 for the period (the "Consulting and Services Period") commencing on the date of this Agreement and ending upon the earlier of (i) May 15, 2007, (the "Term Date"), and
     (ii) the date the Consulting Period is terminated in accordance with
     Section 6. Execute Sports shall pay Faber the compensation to which it is entitled under Section 4 through the end of the Consulting and Services Period, and, thereafter, Execute Sport's obligations hereunder shall end.

3.       DUTIES AND RESPONSIBILITIES

Faber hereby agrees to provide and perform for Execute Sports those services set forth in Section 1. Faber shall devote its best efforts to the performance of the services and to such other services as may be reasonably requested by Execute Sports and hereby agrees to devote, unless otherwise requested in writing by Execute Sports, sufficient time required to design and provide construction services for any and all trade booths that Execute Sports notifies Faber that it needs, provided, however, that Execute Sports shall provide Faber with no less than 45 days notice prior to the date in which the trade show booths are required to be completed.

4.       COMPENSATION AND EXPENSES

4.1.     Compensation

     In consideration of the services to be rendered hereunder, including, without limitation, services to any Affiliated Company, Faber shall be paid in 120,000 shares of the Company's common stock, with registration rights, payable at the execution of this Agreement.

4.2.     Expenses

     Execute Sports shall reimburse Faber for reasonable travel and other business expenses incurred by its Agents in the performance of the duties hereunder in accordance with Execute's general policies, as they may be amended from time to time during the course of this Agreement.

5.       INVOICING

Execute Sports shall pay the amounts agreed to herein upon receipt of invoices which shall be sent by Faber, and Execute Sports shall pay the amount of such invoices to Faber.

6.       TERMINATION OF CONSULTING RELATIONSHIP

6.1.     By the Company or the Consultant

     At any time, either the Execute Sports or Faber may terminate, without liability, the Consulting and Service Period for any reason, with or without cause, by giving 30 days advance written notice to the other party. If the Faber terminates its consulting relationship with Execute Sports pursuant to Sections 1,2 and 3, Execute Sports shall have the option, in its complete discretion, to terminate Faber immediately without the running of any notice period. Execute Sports shall pay Faber any outstanding compensation to which Faber is entitled pursuant to Section 4 and 5 through the end of the Consulting and Service Period, and thereafter all obligations of Execute Sports shall terminate.

7.       TERMINATION OBLIGATIONS

Faber hereby acknowledges and agrees that all property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, Proprietary Information, and equipment furnished to or prepared by Faber or its Agents in the course of or incident to its rendering of services to Execute Sports, including, without limitation, records and any other materials pertaining to Invention Ideas belong to Execute Sports and shall be promptly returned to the Execute Sports upon termination of the Consulting and Services Period. Following termination, neither Faber nor any of its Agents will retain any written or other tangible material containing any Proprietary Information.

The representations and warranties contained herein and Faber's obligations under Sections 1, 2 and 3 shall survive termination of the Consulting and Services Period and the expiration of this Agreement.

8.       CONFIDENTIAL INFORMATION

Faber shall hold in trust for the Execute Sports hereto and shall not disclose to any third party to the Agreement, any confidential information of Execute Sports. Confidential information is information which relates to Execute Sports' research, development, trade secrets or business affairs, but does not include information which is generally known or easily ascertainable by non-parties of ordinary skill in computer systems design and programming.

Faber hereby acknowledges that during the performance of this contract, Faber may learn or receive confidential information and therefore Faber hereby confirms that all such information relating to the client's business will be kept confidential by Faber, except to the extent that such information is required to be divulged to the consultant's clerical or support staff or associates in order to enable Faner to perform Faber's contract obligation.

a) Faber shall take all reasonable precautions to prevent any other person with whom Faber is or may become associated from acquiring confidential information at any time.

b) Faber agrees that all confidential information shall be deemed to be and shall be treated as the sole and exclusive property of Execute Sports.

c) Upon termination of this contract, Faber shall deliver to Execute Sports all drawings, manuals, letters, notes, notebooks, reports, and all other materials (including all copies of such materials), relating to such confidential information which are in the possession or under the control of Faber.

9.       STATUS OF CONSULTANT

Faber is an independent contractor and neither Faber nor Faber's staff is or shall be deemed to be employed by Execute Sports. Execute Sports is hereby contracting with Faber for the services described in Section 1. Faber is not required to perform the services during a fixed hourly or daily time and if the services are performed at the Execute Sport's premises, then Faber's time spent at the premises is to be at the discretion of Faber; subject to Execute Sport's normal business hours and security requirements. The order or sequence in which the work is to be performed shall be under the control of Faber. Faber's services hereunder cannot be terminated or cancelled short of completion of the services agreed upon except for Faber's failure to perform the contract's specification as required hereunder and conversely, subject to Execute Sport's obligation to make full and timely payment(s) for Faber's services. Faber shall be obligated to complete the services agreed upon and shall be liable for non-performance of the services to the extent and as provided in Sections 1 and 3 hereof. Execute Sports shall not provide any insurance coverage of any kind for Faber or Faber's staff.

10.      COMPANY REPRESENTATIVE

Don Dallape shall represent Execute Sports during the performance of this contract with respect to the services and deliverables as defined herein and has authority to execute written modifications or additions to this contract.

11.      DISPUTES

Any disputes that arise between the parties with respect to the performance of this contract shall be submitted to binding arbitration by the American Arbitration Association, to be determined and resolved by said Association under its rules and procedures in effect at the time of submission and the parties hereby agree to share equally in the costs of said arbitration.

The final arbitration decision shall be enforceable through the courts of the state of California. In the event that this arbitration provision is held unenforceable by any court of competent jurisdiction, then this contract shall be as binding and enforceable as if this Section 11 were not a part hereof.

12.      TAXES

Faber shall be responsible for any taxes or penalties assessed by reason of any claims that Faber is an employee of Execute Sports and Execute Sports and Faber specifically agree that Faber is not an employee of Client.

13.      LIABILITY

Faber warrants to Execute Sports that the consulting and services to be delivered or rendered hereunder, will be of the kind and quality designated and will be performed by qualified personnel. Faber makes no other warranties, whether written, oral or implied, including without limitation, warranty of fitness for purpose or merchantability. In no event shall Faber be liable for special or consequential damages, either in contract or tort, whether or not the possibility of such damages has been disclosed to Faber in advance or could have been reasonably foreseen by Faber, and in the event this limitation of damages is held unenforceable then the parties agree that by reason of the difficulty in foreseeing possible damages all liability to Company shall be limited to $100,000 as liquidated damages and not as a penalty.

14.      ENFORCEABLE

The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of the Faber against Execute Sports whether predicated on this Agreement or otherwise.

15.      REPRESENTATIONS AND WARRANTIES

Faber represents and warrants (i) that Faber has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Faber's undertaking this relationship with the Execute Sports, (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party.

16.      COMPLETE AGREEMENT

This agreement contains the entire agreement between the parties hereto with respect to the matters covered herein. No other agreements, representations, warranties or other matters, oral or written, purportedly agreed to or represented by or on behalf of Faber by any of its employees or agents, or contained in any sales materials or brochures, shall be deemed to bind the parties hereto with respect to the subject matter hereof. Execute Sports acknowledges that it is entering into this Agreement solely on the basis of the representations contained herein.

17.      INDEMNIFICATION

         Faber hereby indemnifies and agrees to defend and hold harmless the Execute Sports from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting there from, including court costs and reasonable attorneys' fees, arising out of or relating to the services performed by Faber under this Agreement or the representations and warranties made by Faber pursuant to Sections 1 and 3 hereof. Faber's obligations under Section 4 hereof shall survive the termination, for any reason, of this Agreement.

18.      ATTORNEY'S FEES

         Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party or parties against whom enforcement was sought.

19.      NONWAIVER

         No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Execute Sports, by an executive officer of Execute Sports or other person duly authorized by the Execute Sports.

20.      REMEDY FOR BREACH

         The parties hereto agree that, in the event of breach or threatened breach of this Agreement, the damage or imminent damage to the value and the goodwill of Execute Sports's business will be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that Execute Sports shall be entitled to injunctive relief against Faber in the event of any breach or threatened breach by Faber, in addition to any other relief (including damages and the right of the Execute Sports to stop payments hereunder which is hereby granted) available to Execute Sports under this Agreement or under law.

21.      SEVERABILITY; ENFORCEMENT

If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect. It is the intention of the parties that the covenants contained in Sections 5 and 6 shall be enforced to the greatest extent (but to no greater extent) in time, area, and degree of participation as is permitted by the law of that jurisdiction whose law is found to be applicable to any acts allegedly in breach of these covenants.

22.      SCOPE OF AGREEMENT

If the scope of any of the provisions of the Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

23.      NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:

                                    Execute Sports, Inc.

                                    1284 Puerta Del Sol Suite 150

                                    San Clemente CA 92673

                                    or to the Consultant at:

                                    Faber West Construction

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Notice of change of address shall be effective only when done in accordance with this Section.

24.      ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other party. Except for the prohibition on assignment contained in the preceding sentence, this Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Execute Sports, Inc.                            Faber West Construction

Authorized Signature                            Authorized Signature

Print Name and Title                            Print Name and Title